Exhibit 99.1

WiSA Technologies, Inc. Announces the Appointment of New Director

Kimberly Briskey, veteran in retail and e-commerce financial operations joins the WiSA team with over 15 years of expertise in strategic business and financial management.

BEAVERTON, Ore., June 12, 2024-- WiSA Technologies, Inc. (Nasdaq: WISA), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, today announced that it has appointed Kimberly Briskey to the Board of Directors, effective immediately.

Ms. Briskey has more than 15 years of experience in strategic business and financial operations and is the Brand CFO of Eddie Bauer at SPARC Group LLC, where she leads a finance and accounting team managing an $800M multichannel business. She has expertise in financial planning, long-range budgeting, and operational oversight. Previously, she served as Sr. Director of DTC Finance and Company Planning at SPARC Group. Her extensive experience includes senior roles at Lucky Brand, Beyond Yoga, J Brand, and GUESS? INC., driving financial efficiencies and profitability across various retail and e-commerce channels. Ms. Briskey holds a Bachelor of Science in Global Business and Marketing from Arizona State University and a Professional Designation in Product Development from the Fashion Institute of Design and Merchandising.

The Company also announced that Lisa Cummins has resigned as a Director of the Company effective June 12, 2024. The Company wishes to sincerely thank Ms. Cummins for her contributions to the Company.

Brett Moyer, CEO of WiSA Technologies commented, “Kimberly’s success in leading teams, combined with her multi-channel experience in financial forecasting, expense management, ROI assessment, OTB planning, and inventory optimization, is a tremendous asset to our leadership team. In addition to her finance and accounting background, she brings invaluable expertise in investment analysis for building the WiSA E brand and driving the future of home audio which we are achieving with our award-winning and innovative wireless audio solutions.”

About the WiSA Association

WiSA® educates, evangelizes, and promotes solutions for spatial audio in the home. Working in collaboration with technology developed by WiSA Technologies, Inc., WiSA Association engages with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to make immersive audio an experience everyone can enjoy. WiSA, LLC - the Wireless Speaker and Audio Association - is a wholly owned subsidiary of WiSA Technologies, Inc. For more information about WiSA, please visit: www.wisatechnologies.com.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties regarding, among other items: general market, economic and other conditions; our ability to continue as a going concern; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.